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						    Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT



To the Board of Directors
Micros-to-Mainframes, Inc.


We hereby consent to incorporation by reference in the Registration Statement (No. 333-72269) on Form S-8 of Micros-to-Mainframes, Inc. of our report dated May 18, 2000 related to the consolidated balance sheets of Micros-to-Mainframes, Inc. and Subsidiaries as of March 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, which report appears in the March 31, 2000 annual report on Form 10-K of Micros-to-Mainframes, Inc.




GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 28, 2000




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Consent from Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72269) pertaining to the 1996 and 1998 Stock Option Plans of Micros-To-Mainframes, Inc., of our report dated May 29, 1998, with respect to the consolidated financial statements of Micros-To-Mainframes, Inc. for the year ended March 31, 1998, included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.



					       /s/ Ernst & Young LLP


Stamford, Connecticut
June 28, 2000